Exhibit 10.2

EXHIBIT A
TO
NOTE PURCHASE AGREEMENT

SECURED PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE OFFERED, SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THIS NOTE.

SECURED PROMISSORY NOTE

$5,000,000.00	October 2, 2026

FOR VALUE RECEIVED, Silver Bow Mining Corp. (the “Company”), hereby promises to pay to the order of Ocean Partners UK Limited (including any future holder of this Note, the “Lender” together with the Company, the “Parties”), the principal amount of Five Million Dollars United States Dollars ($5,000,000.00) upon the terms and subject to the conditions set forth herein (this “Note”). This Note is issued pursuant to that certain Note Purchase Agreement, dated as of September [●], 2026, by and between the Company and the Lender (the “Purchase Agreement”), and is secured pursuant to that certain security agreement between the Company and the Lender of even date herewith (the “Security Agreement”). Capitalized terms used but not otherwise defined herein have the meanings set forth in the Purchase Agreement.

1.                  Payments. Unless a Net Settlement has occurred pursuant to Section 4 hereof prior to the Maturity Date, the principal amount of this Note shall be due and payable in full on the Maturity Date (as defined herein).

2.                  Maturity. The maturity date shall be March 31, 2027 (the “Maturity Date”). All payments shall be made in lawful money of the United States at such place as the Lender may designate in writing.

3.                  Interest. This Note bears interest at the 12-month Secured Overnight Financing Rate as provided by the CME Group plus 6.75% per annum (the “Interest Rate”), payable monthly in arrears on the first Business Day of each month starting November 1, 2026 (the “Interest”). Any accrued and unpaid interest shall be payable on the Maturity Date. If an Event of Default (as defined below) occurs and is ongoing, this note shall bear interest at a rate equal to the Interest Rate plus an additional 6% per annum (the “Default Interest Rate”).

4.                  Net Settlement. This Note will be netted against the tranche A draw (the “Tranche A Draw”) under the concentrate prepayment facility (the “Facility”) to be entered into between the Company and the Lender concurrently with the final closing (the “Final Closing”) of the Complex under the Purchase Agreement, in which case the Aggregate Amount of the Note and any accrued and unpaid Interest will be credited towards the payment due and payable by the Investor in connection with the Tranche A Draw under the Facility and the Note will be deemed paid in full and cancelled.

5.                  Prepayment. The Note may be prepaid by the Company at any time, in whole or in part, at any time prior to the Maturity Date, upon 10 Business Days written notice to the Lender and payment of an early repayment penalty equal to 1% of the amount of the Note being prepaid, payable at the time of the prepayment of the Note (“Prepayment Penalty”).

6.                  Event of Default. The “Events of Default” applicable to this Note shall be those set forth in Section 8.1 of the Purchase Agreement. Upon the occurrence of an Event of Default, this Note shall bear interest at the Default Interest Rate and, upon written notice to the Company by the Lender, shall immediately become due and payable. The rights and remedies provided upon an Event of Default shall be in addition to all other rights and remedies available under the Purchase Agreement, the Security Documents and applicable law, all of which shall be cumulative.

7.                  Security Interest. Payment of all amounts due or to become due under this Note and all other obligations of the Company under the Note are secured by a first-priority security interest in the Collateral described in the Security Agreement.

8.                  Change of Control. A “Change of Control” shall be deemed to have occurred if, after the Effective Date, (i) the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of securities representing more than 50% of the combined voting power of the Company is acquired by any “person” as defined in sections 13(d) and 14(d) of the Exchange Act (other than the Company, any subsidiary of the Company, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company), (ii) the merger or consolidation of the Company with or into another corporation where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) in substantially the same proportion as their ownership of the Company immediately prior to such merger or consolidation, or (iii) the sale or other disposition of all or substantially all of the Company’s assets to an entity, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned directly or indirectly by shareholders of the Company, immediately prior to the sale or disposition, in substantially the same proportion as their ownership of the Company immediately prior to such sale or disposition. Upon the occurrence of a Change of Control, the Lender may, in accordance with Section 4.3 of the Purchase Agreement, elect to require the Aggregate Face Amount of the Note, together with any Interest thereon and other amounts then due and payable thereunder, to become immediately due and payable in cash upon the closing of such Change of Control.

9.                  Notices. All notices provided for in this Note shall be in writing and deemed to be duly given upon (a) personal delivery, (b) four (4) Business Days after deposit in the United States

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mail, certified or registered, postage prepaid, (c) one (1) Business Day after deposit with a reputable, national overnight courier service for next business day delivery with all charges prepaid, or (d) confirmed fax transmission or email to an email address provided by Lender. Other than as expressly required herein, the Company waives presentment and demand for payment, protest, notice of protest, and notice of dishonor. Notices shall be sent to the Parties at the following addresses (or to such other address or electronic mail address as a party may designate by notice given in accordance with this Section):

If to Company:

Silver Bow Mining Corp.

Attn: C. Travis Naugle

Address: 1401 Idaho Street

Butte, Montana 59701

If to Lender:

Ocean Partners UK Limited

Brent Omland

43 Danbury Road

Wilton, CT, 06897

10.              Governing Law. This Note, and any disputes arising under this Note, will be governed by and construed in accordance with the laws of England, without regard to provisions of English law concerning conflicts of laws.

11.              Savings Clause. If any provision of this Note is determined to be invalid, illegal or unenforceable, such provision shall be deemed modified to the minimum extent necessary to make it valid and enforceable or, if such modification is not possible, deemed deleted, without affecting the validity or enforceability of the remaining provisions of this Note.

12.              Transfer; Successors and Assigns. This Note is in registered form within the meaning of 26 C.F.R. Section 1.871-14(c)(1)(i) for United States federal income and withholding tax purposes. Except as set forth below, this Note may be transferred only in compliance with any applicable laws and upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form reasonably satisfactory to the Company. Notwithstanding the foregoing, the Lender may not sell, transfer, assign, pledge or hypothecate this Note, in whole or in part, without the prior written consent of the Company, which consent may be granted or withheld in the Company’s sole discretion; provided, that no such consent shall be required for a transfer or assignment to an Affiliate of the Lender. Upon such transfer, this Note shall be reissued to and registered in the name of the transferee, or a new Note representing the then outstanding principal amount shall be issued and registered in the name of the transferee.

13.              Waiver and Amendment. Notwithstanding anything to the contrary herein, amendments and waivers with respect to this Note shall be affected in the manner set forth in Article IX of the Purchase Agreement, and any such amendment or waiver approved in accordance therewith shall be binding on the Lender hereof.

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14.              Collection Costs. In the event of any action, arbitration or other proceeding to enforce or interpret this Note or any of the Security Documents, the prevailing party shall be entitled to recover from the non-prevailing party, on demand, its reasonable and documented costs and expenses incurred in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, court costs, costs of collection, costs of protecting, preserving or enforcing the Collateral, costs incurred in any bankruptcy, insolvency or restructuring proceeding, and all costs incurred on appeal or in any post-judgment proceedings.

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The Parties have entered into this Secured Promissory Note as of the date first above written.

Silver Bow Mining Corp.

By:	/s/ C. Travis Naugle
	Name:	C. Travis Naugle
	Title:	Chief Executive Officer

 Acknowledgement

Ocean Partners UK Limited

By:	/s/ Neil Poulter
	Name:	Neil Poulter
	Title:	Director